New Mexico

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

from

UHC NEW MEXICO CORPORATION
(Federal Income Tax Identification No. 02405769000)

to

DANIEL G. STEELE, TRUSTEE

for the benefit of

STERLING BANK
(Federal Income Tax Identification No. 74-1765680)
(Mortgagee and Secured Party)

A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT. FOR PURPOSES OF FILING THIS INSTRUMENT AS A FINANCING STATEMENT THE ADDRESS OF THE MORTGAGOR AND DEBTOR IS 405 N. MARIENFELD, SUITE 200, MIDLAND, TEXAS 79701 AND THE ADDRESS OF THE MORTGAGEE AND SECURED PARTY IS 2550 NORTH LOOP WEST, SUITE 800, HOUSTON, TEXAS 77092.

THIS IS A “LINE OF CREDIT MORTGAGE” FOR PURPOSES OF § 48-7-4(B) NMSA 1978.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS PRODUCTS OF COLLATERAL.

THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS). THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A ATTACHED HERETO.

THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED OR FILED SHOULD BE RETURNED TO:

EPHRAIM DEL POZO
Porter & Hedges, L.L.P.
1000 Main St., 36th Floor
Houston, Texas 77002

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT

UHC NEW MEXICO CORPORATION, a New Mexico corporation (together with its successors and assigns, hereinafter referred to as “Mortgagor”), for and in consideration of the sum of TEN DOLLARS ($10.00) to Mortgagor in hand paid by DANIEL G. STEELE, whose address is c/o Sterling Bank, 2550 North Loop West, Suite 800, Houston, Texas 77092, and his successors and substitutes in trust, as hereinafter provided (the “Trustee”), and Sterling Bank, a Texas state chartered banking institution (together with its successors and assigns, hereinafter referred to as “Mortgagee”) of Houston, Harris County, Texas, and of the agreement of the Mortgagee to extend credit to Mortgagor as evidenced by that certain Amended and Restated Credit Agreement (such agreement, as modified, amended, or supplemented hereinafter called the “Credit Agreement”) of even date herewith by and between Mortgagor, United Heritage Corporation, Lothian Oil Inc., Lothian Oil (USA) Inc., and Lothian Oil Texas I, Inc. (collectively, “Borrowers”) and Mortgagee and by that certain promissory note hereinafter described, and of the loans as hereinafter recited, and in order to secure the payment of the indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements and undertakings of Mortgagor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN and SET OVER to the Trustee for the benefit of Mortgagee with power of sale, the following property:

(a) All of Mortgagor’s rights, titles, interests and estates whether now owned or hereafter acquired in and to the oil, gas, oil and gas, and/or oil, gas and other mineral leases which are described on attached Exhibit A hereto (all references herein to such Exhibit A shall include the introductory and explanatory comments thereto contained in the preamble to Exhibit A), including, without limitation, overriding royalty interests, production payments, net profits interests or other interests irrespective of whether such interests are cost bearing and of whatsoever nature or kind and however characterized, together with any and all mineral interests, royalty interests, fee interests or other interests derived from a landowner or landowners of the lands described on attached Exhibit A, all of which such rights, titles, interests and estates of Mortgagor and howsoever characterized being hereinafter collectively called the “Leases”;

(b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with any of the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and so called “working interest units” created under operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described on Exhibit A; (iii) all operating agreements, contracts, farm out agreements, farm in agreements, area of mutual interest agreements, equipment leases and other agreements which relate to any of the Leases or interests in the Leases described or referred to herein on Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases described on Exhibit A and covered by this Mortgage (hereinafter defined) even though Mortgagor’s interest therein be incorrectly described or a description of a part or all of such Leases or Mortgagor’s interest therein be omitted; it being intended by Mortgagor and Mortgagee herein to cover and affect hereby all interests which Mortgagor may now own or may hereafter acquire in and to the Leases and lands described on Exhibit A notwithstanding that the interests as specified on Exhibit A be limited to particular lands, specified depths or particular types of property interests;

(c) All rights, titles and interests now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the “Hydrocarbons”) in and under which may be produced and saved from or attributable to the Leases, the lands covered thereby and Mortgagor’s interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby, and Mortgagor’s interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage; and further including any and all liens and security interests in the Hydrocarbons and the proceeds therefrom securing payment of proceeds from the sale of Hydrocarbons, including but not limited to those liens and security interests provided for in the New Mexico Uniform Commercial Code;

(d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, wellhead valves, field gathering systems, pipelines, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements, servitudes, licenses and other surface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(e) Any property that may from time to time hereafter, by writing of any kind, be subjected to the lien and security interest hereof by Mortgagor or by anyone on Mortgagor’s behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder;

(f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases, as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances (hereinafter defined) to which any Leases, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Leases, properties, rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Leases;

(g) All accounts, equipment, contract rights, inventory and general intangibles as such terms are defined in Article 9 of the Uniform Commercial Code from time to time in effect in the State of New Mexico (including without limitation, seismic geological and geophysical data and interpretations) constituting a part of, relating to, or arising out of the property and collateral described or mentioned in paragraphs (a) through (f) above, and all proceeds and products of the property and collateral described or mentioned in this and said preceding paragraphs; and

(h) All of Mortgagor’s rights, now owned or hereafter acquired, in and to all lease records, well records and production records which relate to any of the foregoing property;

provided, however the foregoing is made subject to the overriding royalties, unit declarations, operating agreements, contracts, encumbrances, agreements, exceptions, limitations and other matters, if any, described or referred to in Exhibit A (all of the properties, interests and rights, subject as aforesaid, being hereinafter sometimes referred to as the “Mortgaged Properties”).

Any fractions or percentages specified on Exhibit A referring to Mortgagor’s interest (whether working interest, net revenue interest or otherwise) are contained thereon solely for the purpose of the warranties made by Mortgagor under Article II hereof and shall not limit the quantum of interest granted under Article I with respect to any unit or well. If any Lease or unit described on Exhibit A respecting any well mentioned hereon is incorrectly described, nevertheless this Mortgage shall cover all Mortgagor’s interest in the Leases allocable to and the unit for such well. If any of the lands covered by the Lease or other instrument mentioned on Exhibit A are incorrectly described, then nevertheless this Mortgage shall cover all Mortgagor’s interest in such Lease or other instrument as to all of the lands covered thereby, unless limited by express words to the contrary on Exhibit A.

TO HAVE AND TO HOLD the Mortgaged Properties, together with all and singular the rights, estates, hereditaments, powers and privileges appurtenant or incident thereto, unto the Trustee and his successors or substitutes in this trust and to his or their successors and assigns, forever.

BUT IN TRUST, NEVERTHELESS, for the benefit and security of the holders of the indebtedness secured hereby and upon the trusts and subject to the terms and provisions herein set forth.

ARTICLE I.

Secured Indebtedness

1.1 This instrument (hereinafter called the “Mortgage”) is made irrevocably in trust, with power of sale to secure and enforce the payment of the following notes, obligations, indebtedness and liabilities:

(a) All amounts owing or to become owing on that certain promissory note dated of even date herewith in the amount of $20,000,000.00, made by Borrowers and payable to the order of Mortgagee, bearing interest at the rate therein provided and containing provisions for the payment of a reasonable additional amount as collection and attorneys’ fees, and all other notes given in substitution therefor or in renewal, extension or modification thereof, in whole or in part, such note being hereinafter called the “Note”. Reference is hereby made to said Note for all of their terms and provisions;

(b) All Obligations (as defined in the Credit Agreement) incurred or arising pursuant to or permitted by the provisions of this Mortgage, and any other security instrument or the Credit Agreement or other loan agreements which Mortgagor has, either alone or with others, executed, or in the future may execute, to secure the Note; and

(c) All other loans and future advances made by the Mortgagee to Mortgagor and all other debts, obligations and liabilities of every kind and character now or hereafter owing by Mortgagor to the Mortgagee, whether direct or indirect, primary or secondary, fixed or contingent, and whether originally payable to the Mortgagee or to a third party and subsequently acquired by the Mortgagee and including, without limitation, any fees, expense or costs (including attorneys’ fees) advanced by any Mortgagee to enforce its rights hereunder or pursuant to the Credit Agreement. Nothing herein shall be construed to impose any obligation upon Mortgagee or any Mortgagee to make any such loans or advances.

1.2 The indebtedness referred to in clauses (a), (b), (c) and (d) of Section 1.1 and all renewals, extensions and rearrangements thereof are hereinafter sometimes referred to as the “Secured Indebtedness”.

1.3 This Deed of Trust shall be applicable to Secured Indebtedness in an amount not to exceed Twenty-Two Million Dollars ($22,000,000.00).

ARTICLE II.

Representations, Warranties and Covenants

2.1 Mortgagor represents, warrants and covenants to and with the Trustee, Mortgagee that Mortgagor is the lawful owner of the Mortgaged Properties and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the same; that Mortgagor’s interests in the Mortgaged Property is no less than that Net Revenue Interest and no greater than the Working Interest set forth on Exhibit A; that all oil, gas and/or mineral lease and leasehold estates, gas purchase and sales contracts, pipeline easements and rights-of-way, processing contracts, franchises, licenses and other agreements comprising or relating to the Mortgaged Properties or any portion thereof are valid and subsisting and are in full force and effect; that such leases are subject to no overriding royalties or other burdens or charges, except as reflected herein or in the Exhibit annexed hereto and that all rents, royalties and other payments due and payable by Mortgagor under each of the Mortgaged Properties have been properly and timely paid and all ad valorem, property, oil and gas production, excise and severance taxes payable by Mortgagor have been duly paid; that the Mortgaged Properties are free and clear from all liens and encumbrances except the lien evidenced by this Mortgage and except as shown in Exhibit A; that all producing wells located on the Mortgaged Properties or properties unitized therewith have been legally drilled and are not deviated from the vertical more than the maximum permitted by applicable laws, rules and regulations, and that such wells are in fact bottomed under and are producing from lands described in said Exhibit A or lands unitized therewith; and Mortgagor does hereby bind itself, its heirs and legal representatives to forever warrant and defend the title to the Mortgaged Properties unto the said Trustee, his successors and assigns, against the claims of all persons whomsoever claiming or to claim the same or any part thereof. Any additional rights, title, or interest which Mortgagor may hereafter acquire or become entitled to in the properties aforesaid or in the oil, gas or other minerals in and under or produced therefrom shall inure to the benefit of this trust, the same as if expressly described and conveyed herein.

2.2 So long as the Secured Indebtedness or any part thereof remains unpaid, Mortgagor covenants and agrees with the Mortgagee as follows:

(a) That Borrowers will make prompt payment of the Note and of all installments of principal and interest thereon as the same become due, and also of all other Secured Indebtedness.

(b) That Mortgagor will continuously maintain Mortgagor’s existence as a corporation with full power to own and operate the Mortgaged Properties and, if required by law, Mortgagor’s right to do business in each State where any part of the Mortgaged Properties are situated, and that Mortgagor will promptly pay, if applicable, all income, franchise and other taxes owing by Mortgagor and any stamp, documentary or recording taxes which may be required to be paid with respect to this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness.

(c) That Mortgagor will cause the oil and gas (or oil, gas and mineral) leases included in or relating to the Mortgaged Properties (herein called “Subject Leases”) to be maintained and operated for the production of oil or gas in a good and workmanlike manner and in accordance with sound field practices and all applicable federal, state and local laws, rules and regulations and will not allow any of Subject Leases to be surrendered, abandoned, or terminated or impaired in any manner.

(d) That Mortgagor will cause all debts and liabilities of any character incurred in the operation, maintenance or development of the Mortgaged Properties (including, without limitation, all costs of the administration and development of each Subject Lease, and all leasehold costs attributable thereto, including, but not by way of limitation, all costs of completing, processing, storing, transporting and marketing oil or gas which are allocated as leasehold expenses by customary industry account) to be paid punctually when due other than disputes properly contested by Mortgagor in good faith.

(e) That Mortgagor will cause the Mortgaged Properties and all related machinery, pipelines, equipment, improvements and personal property of any kind now or hereafter used or obtained in connection with the operation thereof to be kept in safe, good and effective operating condition and all necessary repairs, replacements, additions and improvements thereto to be made.

(f) That Mortgagor will observe and comply with all of the terms and provisions, express or implied, of the Subject Leases and assignments constituting a part of the Mortgaged Properties in order to keep the same in full force and effect. Mortgagor will also protect all oil and gas properties included in the Mortgaged Properties against drainage of oil, gas and hydrocarbons thereunder by reason of production on other properties.

(g) That Mortgagor will observe and comply with all of the material terms and provisions of all easements, licenses, franchises, permits and contracts (both existing and future) which are part of the Mortgaged Properties or which are incident to the operation of any of the Mortgaged Properties. Without limiting the foregoing, Mortgagor agrees to fully comply with all material covenants and make timely payments of all amounts payable under gas purchase and gas processing contracts held by Mortgagor and also to fully perform all obligations and covenants of the seller under all gas sales contracts and all condensate, distillate and other products sales contracts and processing contracts held by Mortgagor.

(h) That if the validity or priority of this Mortgage or of any right, titles, liens or interests created or evidenced hereby with respect to the Mortgaged Properties or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Mortgagor with respect thereto, Mortgagor will give written notice thereof to the Mortgagee promptly and, at Mortgagor’s own cost and expense, Mortgagor will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel agreeable to the Mortgagee, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Mortgagor fails or refuses to take such action, the Trustee and the Mortgagee, or any of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Properties, and all expense so incurred of every kind and character shall be a demand obligation owing by Mortgagor and shall bear interest at the Interest Rate (as defined in the Credit Agreement) from the date of expenditure until paid and shall be secured by the lien evidenced by this Mortgage and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

(i) That Mortgagor will not, without the prior written consent of the Mortgagee, suffer or permit any lien other than Permitted Encumbrances (as defined in Exhibit A hereto) to be hereafter claimed or created on any of the Mortgaged Properties, and should a lien other than Permitted Encumbrances become attached hereafter in any manner to any part of the Mortgaged Properties without the prior written consent of the Mortgagee, Mortgagor will cause such lien to be promptly discharged.

(j) That Mortgagor will pay all taxes and assessments of every kind and character charged, levied or assessed against the Mortgaged Properties, or any part thereof, and all franchise taxes, production, severance or other similar taxes or charges, before any such taxes and assessments shall become delinquent; but Mortgagor shall have the right to contest any such tax in good faith, and while any such contest is pending shall not be in default hereunder; and, in the event Mortgagor should fail or refuse to pay or discharge the same, the holder of said indebtedness hereunder shall have the right, but shall not be obligated, to pay off said charges against said property and shall be subrogated to the rights, liens and equities thereof, and the amount so paid, together with interest at the same rate as is provided in the Note for interest on past due principal from the date of payment, shall be added to said indebtedness and shall be part of the Secured Indebtedness.

(k) That none of the buildings, improvements and personal property constituting portions of the Mortgaged Properties will be removed or destroyed if to do so would have an adverse effect on the condition or operation of the Mortgaged Properties or on the business or financial condition of Mortgagor.

(l) That Mortgagor will keep accurate books and records in accordance with generally accepted accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Properties, and all such books and records shall at all times during reasonable business hours be subject to inspection by the Mortgagee and its duly accredited representatives, and if, and as often as, requested by the Mortgagee, Mortgagor shall make reports of such income in such form as the Mortgagee prescribes setting out full data as to production and revenues from the Mortgaged Properties.

(m) That Mortgagor will, on request of the Mortgagee, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, the Note, or other documents executed in connection herewith or in the execution or acknowledgment of any thereof, and will execute and deliver any and all additional instruments as may be requested by the Mortgagee to correct such defect, error or omission or to identify any additional properties which are or become subject to this Mortgage and will execute, acknowledge and deliver such further assurances and instruments as shall be, in the opinion of the Mortgagee, necessary or proper to convey and assign to the Trustee all of the Mortgaged Properties herein conveyed or assigned, or intended so to be.

(n) That Mortgagor will indemnify and hold harmless the Trustee and the Mortgagee from and against all claims, demands, liabilities and causes of action on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Properties or with this Mortgage or any of the Secured Indebtedness, save and except for their gross negligence, willful misconduct or breach by Mortgagee and/or Trustee of the Security Documents or any document or instruments executed in connection with the Security Documents.

(o) That Mortgagor will proceed with reasonable diligence to correct any material defect in title to the Mortgaged Properties which, in the reasonable opinion of Mortgagee constitutes a material defect should any such defect be found to exist after the execution and delivery of this instrument; and in this connection, should it be found after the execution and delivery of this instrument that there exists upon the Mortgaged Properties any lien or encumbrance, equal or superior in rank to the lien created by this instrument, or should any such hereafter arise, Mortgagor will promptly discharge and remove any such lien or encumbrance from said property or otherwise cause such lien to rank junior to the lien created by this instrument or in a manner satisfactory to Mortgagee in its sole discretion.

(p) That Mortgagor will keep such part of the Mortgaged Properties as is of an insurable nature and of a character usually insured by persons operating similar properties insured with companies of recognized responsibility satisfactory to the Mortgagee against loss or damage by fire and against other hazards customarily insured against and in such amounts as provided in the Credit Agreement.

(q) That Mortgagor will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Properties or any portion thereof and will furnish the Mortgagee as and when requested full information as to the status of any joint account maintained with others under any such operating agreement.

(r) That Mortgagor will permit the Mortgagee and its accredited agents, representatives and employees at all times upon reasonable notice to go upon, examine, inspect and remain on the Mortgaged Properties, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, provided that such examination or inspection shall be at the risk and expense of the Mortgagee and its agents, representatives and employees and shall not unreasonably interfere with the business of Mortgagor or any operator or the operations on the Mortgaged Properties, and will furnish to the Mortgagee on request all pertinent information in regard to the development and operation of the Mortgaged Properties or any part thereof.

(s) That the Mortgagee at all times shall have the right to release any part of the property now or hereafter subject to the lien hereof or any part of the proceeds of production or other income herein or hereafter assigned or pledged or any other security it now has or may hereafter have securing said indebtedness, without releasing any other part of said property, proceeds or income, and without affecting the lien hereof as to the part or parts thereof not so released, or the right to receive future proceeds and income.

(t) That, promptly upon receipt of any written request from the Mortgagee, Mortgagor will furnish and deliver, pursuant to such request, all title materials in the possession of Mortgagor or to which Mortgagor has access, including all title opinions and abstracts of title prepared by competent abstractors and covering title to the real property hereby mortgaged. Should Mortgagor fail to furnish such title opinions and abstracts within 10 days of such request, the Mortgagee may proceed to obtain such title materials, and any and all costs so incurred shall be added to and included in the indebtedness secured hereby and shall be payable by Mortgagor upon demand, the obligation for such payment being secured by all liens and remedies granted in this Mortgage. Any abstracts furnished by Mortgagor or so acquired by the Mortgagee shall be and constitute a part of the Mortgaged Properties, as above defined.

(u) That Mortgagor will, if requested by the Mortgagee, furnish the Mortgagee any information or data possessed by Mortgagor with respect to the Mortgaged Properties, and in the case of oil and gas leases full information, including independent engineering reports and seismic data and interpretation, shall be furnished with regard to the wells drilled or reworked or drilling or reworking operations being conducted thereon, including, without limitation, electrical logs, core analyses and well pressure reports; provided, that Mortgagor shall not be obligated to disclose information subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Mortgagor, to the extent requested by the Mortgagee, will use its reasonable efforts to obtain such consent.

(v) That Mortgagor shall make available to the Mortgagee, or its engineers, attorneys or representatives, at any time requested, its complete files and contracts on the properties included in this instrument and the wells, pipelines and other property located thereon, or regarding the operations of (or the production from) the Mortgaged Properties, and in the event the Mortgagee or the Trustee should take possession of the Mortgaged Properties under this Mortgage, the Mortgagee shall be entitled to possession of all such files and contracts including seismic data and interpretation. Should this Mortgage be foreclosed (howsoever such foreclosure may be effected), the purchaser at the foreclosure sale shall be entitled to all such files.

(w) That Mortgagor will not enter into any new operating agreement or any material amendment of any existing operating agreement affecting the Mortgaged Properties without the prior written consent of the Mortgagee which consent shall not be unreasonably withheld, delayed or conditioned, which consent may be withheld, including, without limitation, if any such new Operating Agreement or amendment would reduce Mortgagor’s net revenue interest.

(x) That Mortgagor will, promptly upon demand by the Mortgagee, pay all reasonable costs and expenses heretofore or hereafter actually incurred and paid to unaffiliated third parties by the Mortgagee for legal, engineering or geological services rendered to it in connection with the making of the initial or any future loan to Mortgagor secured in whole or in part by the lien hereof and/or in the enforcement of any of its rights hereunder as provided for in the Credit Agreement.

(y) That Mortgagor will continuously maintain in good condition and operate, or cause to be maintained and operated, in a good and workmanlike manner any pipelines and pipeline systems included in the Mortgaged Properties in accordance with the valid rules and regulations of duly constituted authorities.

2.3 Mortgagor agrees to take all such reasonable action and to exercise all rights and remedies as are reasonably available to Mortgagor to cause the owner or owners of the working interest in the Mortgaged Properties to comply with the covenants and agreements contained herein. With respect to those Leases which are being operated by operators other than Mortgagor, Mortgagor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained herein which are performable only by such operators and are beyond the control of Mortgagor; however, Mortgagor agrees to promptly take all reasonable actions available to Mortgagor under any operating agreement or otherwise to bring about the performance of any such undertakings required to be performed by such operators.

2.4 Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take or to pay any money which hereunder Mortgagor is required to pay, the Mortgagee, in Mortgagor’s name or its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by the Mortgagee and any money so paid by the Mortgagee shall be a part of the Obligations under the Credit Agreement owing by Mortgagor and shall bear interest from the date of making such payment until paid at the Interest Rate (as defined in the Credit Agreement) and shall be a part of the Secured Indebtedness and shall be secured by the lien evidenced by this Mortgage and by any other instrument securing the Secured Indebtedness, and the Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

ARTICLE III.

Assignment of Production, Accounts,
Contract Rights and Proceeds

3.1 To facilitate the discharge of all such indebtedness and as cumulative of any and all rights and remedies herein provided for, Mortgagor hereby BARGAINS, SELLS, TRANSFERS, ASSIGNS, SETS OVER and DELIVERS to the Mortgagee all of the following which shall be applied by Mortgagee as provided herein and in the Credit Agreement:

(a) All oil, gas, casinghead gas, distillate and other minerals, and the proceeds therefrom, produced and to be produced from the interests of Mortgagor in the oil, gas and mineral leases, properties, processing plants and interests now or hereafter constituting a part of the Mortgaged Properties from and after the Effective Date (as hereinafter defined), and Mortgagor hereby authorizes and empowers said Mortgagee to demand, collect and receive said oil, gas, casinghead gas, distillate and other minerals, and the proceeds therefrom, produced and to be produced from the interests of Mortgagor in said Mortgaged Properties, and to execute any release, receipt, division order, transfer order and relinquishment or other instrument that may be required or necessary to collect and receive such production or the proceeds therefrom and Mortgagor hereby authorizes and directs all pipeline companies, gathering companies and others purchasing oil, gas or other mineral production from said properties or having in their possession any production from said properties or the proceeds therefrom, to pay and deliver to the Mortgagee all such production or proceeds therefrom accruing. Mortgagor agrees that all division orders, transfer orders, receipts and other instruments which the Mortgagee may from time to time execute and deliver for the purpose of collecting or receipting for such production or the proceeds therefrom may be relied upon in all respects, and that the same shall be binding upon Mortgagor. Mortgagor agrees to execute and deliver all necessary and appropriate instruments, including transfer and division orders, which may be required by the Mortgagee in connection with the receipt by the Mortgagee of such production or the proceeds therefrom and to indemnify and keep and hold the Mortgagee free and harmless from all parties whomsoever having or claiming an adverse interest in said leases, properties and interests and the production and proceeds therefrom, and in this respect agrees to pay all expenses, costs, charges and reasonable attorneys’ fees that may be incurred by the Mortgagee as to any of said matters.

(b) All amounts or proceeds hereafter payable to or to become payable to Mortgagor or to which Mortgagor is entitled under all gas sales contracts, all oil, distillate or condensate sales contracts, all gas transportation contracts, and all gas processing contracts relating to or now or hereafter to become a part of the Mortgaged Properties.

(c) All amounts, sums, revenues and income which become payable to Mortgagor from any of the Mortgaged Properties (including after-acquired properties) or under any contract, present or future, relating to any gas pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Properties.

Mortgagor hereby authorizes and directs that all such pipeline companies, purchasers, transporters and other parties owing monies to Mortgagor under contracts herein assigned, pay such amounts directly to the Mortgagee and such authorization shall continue until this Mortgage is released. The Mortgagee is authorized to collect, receive and receipt for all such amounts and no party making payment shall have any responsibility to see to the application of any funds paid to the Mortgagee, but shall be fully protected in making such payment to the Mortgagee under the assignments herein contained. Should the Mortgagee bring suit against any third party for collection of any amounts or sums included within this assignment (and the Mortgagee shall have the right to bring any such suit) it may sue either in its own name or in the name of Mortgagor.

The offices where the records of Mortgagor with respect to the accounts and contracts rights concerning the Mortgaged Properties are kept is located at the address shown opposite the signature of Mortgagor to this Mortgage and/or 303 West Main Street, Artesia, New Mexico, 88210-2133 and Mortgagor agrees that the place at which such records are kept will not be changed without the prior written notice to of the Mortgagee.

3.2 Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all transfer orders, payment orders, division orders and other instruments that may be reasonably requested by the Mortgagee or that may be required by any purchaser of the production from any of the Mortgaged Properties for the purpose of effectuating payment to the Mortgagee of the proceeds of Hydrocarbon sales to the Mortgagee. If under any existing sales agreements, other than division orders or transfer orders, any proceeds of Hydrocarbon sales are required to be paid by the purchaser to Mortgagor so that under such existing agreement payment of such proceeds of Hydrocarbon sales cannot be made to the Mortgagee, Mortgagor’s interest in all proceeds of Hydrocarbon sales under such sales agreements and in all other proceeds of Hydrocarbon sales which for any reason may be paid to Mortgagor shall, when received by Mortgagor, constitute trust funds in Mortgagor’s hands and shall be immediately paid over to the Mortgagee.

3.3 Mortgagor authorizes and empowers the Mortgagee to receive, hold and collect all sums of money paid to the Mortgagee in accordance with this assignment and to apply the same as is hereinafter provided, all without any liability or responsibility on the part of the Mortgagee, save as to good faith in so receiving and applying said sums. All payments provided for in this assignment shall be paid promptly to the Mortgagee, and applied pursuant to the terms of the Credit Agreement. It is understood and agreed that should said payments provided for by this assignment be less than the sum or sums then due on said indebtedness, such sum or sums then due shall nevertheless be payable by Mortgagor in accordance with the provisions of the note or notes or other instrument or instruments evidencing said indebtedness and neither this assignment nor any provision herein contained shall in any manner be construed to affect the terms and provisions of said note or notes or other instrument or instruments. Likewise, neither this assignment nor any provision herein contained shall in any manner be construed to affect the lien, rights and remedies herein granted securing said indebtedness, nor Mortgagor’s liability therefor. The rights under this assignment are cumulative of the other rights, remedies and powers granted under this Mortgage and are cumulative of any other security which the Mortgagee now holds or may hereafter hold to secure the payment of said indebtedness.

3.4 If a default has occurred and is continuing, should any person now or hereafter purchasing or taking oil, gas, other hydrocarbons or other minerals attributed to the Mortgaged Properties fail to make payment promptly to the Mortgagee of the hereby assigned proceeds of Hydrocarbon sales, the Mortgagee shall have the right to make, or to require Mortgagor to make, a change of connection and the right to designate or approve the purchaser with whose facilities a new connection shall be made, without liability or responsibility in connection therewith, so long as ordinary care is used in making such designation, and Mortgagor agrees to pay to the Mortgagee the amount of any proceeds of Hydrocarbon sales not promptly paid to the Mortgagee by any person having responsibility for payment thereof; provided, however, Mortgagee shall only require the change of purchaser if such change would not cause a breach of Mortgagor’s obligation to an existing purchaser under an existing contract as of the date hereof.

3.5 Mortgagee is hereby absolved from all liability for failure to enforce collection of the proceeds of hydrocarbon sales and from all other responsibility in connection therewith, except the responsibility to account to Mortgagor for funds actually received. Mortgagor agrees to indemnify and hold harmless the Mortgagee and the Trustee against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees by reason of the assertion that Trustee, or Mortgagee received with respect to the Mortgaged Properties or for Mortgagor’s account either before or after payment in full of the Secured Indebtedness funds from the production of oil, gas, other hydrocarbons or other minerals claimed by third persons, and if Mortgagor fails to do so, the Mortgagee and the Trustee shall each have the right to defend against any such claims or actions, employing attorneys of their own selection, and if not furnished with indemnity satisfactory to them, they shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by the Mortgagee or the Trustee in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys’ fees and other expenses of every character incurred by the Trustee, or the Mortgagee pursuant to the provisions of this section shall be part of the Obligations under the Credit Agreement owing by Mortgagor, shall bear interest from date of expenditure until paid at the Interest Rate (as defined in the Credit Agreement), and shall be a part of the Secured Indebtedness. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Mortgagor to indemnify Mortgagee for its willful misconduct or gross negligence or breach by Mortgagee of the provisions of the Security Documents or any documents or instruments executed in connection with the Security Documents.

3.6 Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make prompt payment of the Note, of all amounts owing thereon, and of all amounts owing hereunder at the time and in the manner provided in the Note, the Credit Agreement or provided herein, regardless of whether the proceeds herein assigned are sufficient to pay the same, and the rights under this assignment shall be cumulative of all other security of any and every character now or hereafter existing to secure the payment of the Note and all other Secured Indebtedness.

ARTICLE IV.

Waiver and Partial Release

4.1 The Mortgagee may at any time and from time to time in writing:

(a) Waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing; or

(b) Consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in writing; or

(c) Release any part of the Mortgaged Properties, or any interest therein, or any proceeds of Hydrocarbon sales from the lien of this Mortgage, without the joinder of the Trustee.

No such act by Mortgagee shall in any way impair the rights of the Mortgagee hereunder except to the extent specifically agreed to by the Mortgagee in such writing.

4.2 The lien and other security rights of the Mortgagee hereunder shall not be impaired by any indulgence, including but not limited to:

(a) Any forbearance, renewal, extension or modification (whether one or more) which the Mortgagee may grant with respect to any Secured Indebtedness; or

(b) Any surrender, compromise, release, renewal, extension, exchange or substitution which the Mortgagee may grant in respect of any item of the Mortgaged Properties or any part thereof or any interest therein, or any of the proceeds of Hydrocarbon sales; or

(c) Any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.

ARTICLE V.

Possession Until Default; Defeasance

5.1 Unless a default specified in Section 6.1 hereof shall occur and be continuing, Mortgagor shall retain full right to the Mortgaged Properties (except the proceeds of Hydrocarbon sales assigned under Section 3.1 hereof), subject, however, to all of the terms and provisions of this Mortgage.

5.2 If all of the Secured Indebtedness be paid as the same become due and payable and if the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, then and in that event only all rights under this Mortgage shall terminate and the properties hereby conveyed shall become wholly clear of the liens, conveyances and assignments evidenced hereby, and such liens shall be released by the Mortgagee in due form at Mortgagor’s cost.

ARTICLE VI.

Remedies in Event of Default

6.1 The term “default” as used in this Mortgage shall mean the occurrence of any of the following events:

(a) The occurrence of an Event of Default under the Credit Agreement; or

(b) The failure of Mortgagor to pay over to the Mortgagee any proceeds of the sale of the oil, gas, other hydrocarbons and other minerals produced, saved, or sold from or allocated to the Mortgaged Properties which are paid to Mortgagor rather than the Mortgagee as provided in Section 3.2 hereof within ten (10) days after receipt by Mortgagor.

6.2 To the extent the properties comprising the Mortgaged Properties are located in NEW MEXICO, the provisions of this Section 6.2 shall specify the effects of a default, the remedies available to Mortgagee following a default under this Mortgage, and any limitations on the exercise of such remedies:

(a) Upon the occurrence and during the continuance of a default, Mortgagee may do, or may direct Trustee to do, at its option and to the extent permitted by applicable law, any one or more of the following:

(i) If Mortgagor has failed to keep or perform any covenant whatsoever contained in this instrument or the other Security Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform such covenant. Any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligations, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, or at such other place as Mortgagee may direct by written notice, all sums so advanced or paid by Mortgagee, with interest at the Interest Rate from the date when paid or incurred by Mortgagee; provided that, should applicable law provide for a maximum permissible rate of interest on such amounts, such rate shall not be greater than such maximum permissible rate. No such payment by Mortgagee shall constitute a waiver of any default. In addition to the liens hereof, Mortgagee shall be subrogated to all rights and liens securing the payment of any debt, claim, tax or assessment for the payment of which Mortgagee may make an advance, or which Mortgagee may pay.

(ii) The Mortgagee may take possession of the Mortgaged Properties or any part thereof (the Mortgagor agreeing to give immediate peaceable possession) and collect and maintain, operate or control the same to the full extent of the Mortgagor’s rights to collect or maintain, operate or control the same, and may apply all or any part of the income and proceeds to the payment of any development, operation or maintenance expense incident thereto in any order of application as the Mortgagee may elect; provided that in the event of any dispute or question whatsoever concerning such income and proceeds or the application thereof, the Mortgagee may hold the same in a special account until such dispute or question is finally settled to the Mortgagee’s satisfaction. Should the Mortgagee elect to collect such income and proceeds, this indenture shall constitute full and complete authority to any purchaser of oil, gas, casinghead gas or other hydrocarbons from the Mortgaged Properties or allocated thereto, or any part thereof, to deliver directly to the Mortgagee all proceeds from the sale of such products, and notice hereof without the requirement of anything more shall constitute an unqualified order on such purchaser to make such delivery. Every such purchaser is hereby authorized and directed to accept as sufficient the Mortgagee’s written statement to the effect that a default has occurred hereunder and that it is entitled to such proceeds; and every such purchaser is hereby relieved from all responsibility with respect to the delivery of said proceeds or the Mortgagee’s application thereof.

(iii) Mortgagee may, without notice, demand, presentment, notice of intent to accelerate or protest, or notice of protest, all of which are hereby expressly waived by Mortgagor and all other parties obligated in any manner whatsoever on the Obligations, declare the entire unpaid balance of the Obligations immediately due and payable, and upon such declaration, the entire unpaid balance of the Obligations shall be immediately due and payable, and the liens hereof shall then be subject to foreclosure in accordance with applicable law.

(iv) Mortgagee may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be his special duty, upon such request of Mortgagee, and to the extent permitted by applicable law to sell all or any part of the Mortgaged Properties at one or more sales, as an entirety or in parcels as Mortgagee may determine whether or not such portions or parcels are contiguous, with or without having first taken possession of same, at such place or places and otherwise in such manner and upon such notice as may be required by applicable law, and to make conveyance to the purchaser or purchasers thereof. The parties hereto are cognizant of and acknowledge the rights and duties, granted and imposed, under the New Mexico Deed of Trust Act. N. M. Stat. Ann. § 48-10-1 et seq. It is the intent of the parties that the provisions herein relating to the power of sale granted herein are to be subject to the provisions of the New Mexico Deed of Trust Act. Additionally, it is the intent of the parties that the power of sale granted herein may be exercised by Mortgagee pursuant to the terms and provisions of the New Mexico Deed of Trust Act.

Any such sale shall be made at public auction to the highest bidder or bidders for cash (except that the Mortgagee may make a credit bid), at the courthouse of the county wherein the Mortgaged Properties are situated; provided that, if the Mortgaged Properties are situated in more than one county, such sale of the Mortgaged Properties, or part thereof, may be made in any county wherein any part of the Mortgaged Properties are situated. If the Mortgaged Properties to be sold is situated in New Mexico, any such sale shall be made at public auction, at the time provided by law for the foreclosure sale of real estate under real estate mortgages, after having given notice, legally describing the Mortgaged Properties to be sold, of the time and place of such sale by (i) publication of such notice as provided by law for foreclosure of mortgages on real estate, to wit, in the English language in some newspaper of general circulation published in the county where the Mortgaged Properties are to be sold once each week for four (4) consecutive weeks, the last insertion being at least three (3) days before the date of such sale, or, in case there be no newspaper published in the county where such publication is required, then publication shall be made by posting notice in at least six conspicuous places within the county for and during the period of time specified in the case of newspaper publications, (ii) posting, or causing to be posted, written or printed notice at least twenty (20) days before the date of sale in some conspicuous place on the Mortgaged Properties to be sold, if such can be accomplished without a breach of peace, and at one of the places provided for posting public notices at the courthouse of the county in which the Mortgaged Properties are to be sold, (iii) recording of the notice in the office of the clerk of each county in which the Mortgaged Properties are situated, and (iv) giving notice as provided in N. M. Stat. Ann. § 48-10-12 (1978).

Holder may, at its option, accomplish all or any of the aforesaid in such manner as permitted or required by the New Mexico Deed of Trust Act (N. M. Stat. Ann. § 48-10-1 et seq.) relating to the sale of real estate or by Chapter 55 of the New Mexico Statutes Annotated 1978 relating to the sale of collateral after default by a debtor (as said sections and chapter now exist or may be hereinafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. Nothing contained in this subsection 6.2 shall be construed to limit in any way the Trustee’s rights to sell the Mortgaged Properties by private sale if, and to the extent that, such private sale is permitted under the laws of the State of New Mexico or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same. If the applicable law in force as of the Effective Date, as hereinafter defined, should hereafter be amended to require a different notice of sale applicable to sales of property of the nature of the Mortgaged Properties under powers of sale conferred by this instrument, Trustee may in his sole discretion, to the extent permitted by applicable law, give either the notice of sale required by applicable law in effect on the Effective Date or the notice of sale prescribed by the amended Law; and nothing herein shall be deemed to require Mortgagee or Trustee to do, and Mortgagee and Trustee shall not be required to do, any act other than as required by applicable law in effect at the time of any such sale.

At any sale pursuant to this subsection 6.2(a)(iv), (i) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder; (ii) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (iii) the receipt of Trustee or of such other party or officer making the sale shall be sufficient to discharge to the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication, or non-application thereof; (iv) to the fullest extent permitted by applicable law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Mortgagor and against all other persons claiming or to claim the property sold or any part thereof by, through or under Mortgagor; and (v) to the extent and under such circumstances as are permitted by applicable law, Mortgagee may be a purchaser at any such sale and may credit the bid against the Obligations. After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient deeds, assignments, or bills of sale in the name of Mortgagor, conveying or transferring the Mortgaged Properties, or any part thereof, so sold to the purchaser or purchasers containing such warranties of title as are customarily given, which warranties shall be binding upon Mortgagor. Sale of a part of the Mortgaged Properties shall not exhaust the power of sale, but sales may be made from time to time until the Obligations is paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the Personal Property.

In addition to the rights and other powers of sale granted under the preceding provisions of this subsection 6.2(a)(iv), if default is made in the payment of any installment of the Obligations, Mortgagee may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Obligations to be due and payable, orally or in writing direct Trustee to enforce the trust created by this instrument and sell the Mortgaged Properties subject to such matured Obligations and the liens securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of this subsection 6.2(a)(iv). After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Obligations may be made hereunder whenever there is a default in the payment of any installment of the Obligations without exhausting the power of sale granted hereby and without affecting in any way the power of sale granted under this subsection 6.2(a)(iv), the unmatured balance of the Obligations (except as to any proceeds of any sale which Mortgagee may apply as prepayment of the Obligations), or the liens securing payment of the Obligations. The sale or sales by Trustee of less than the whole of the Mortgaged Properties shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Properties shall be sold.

It is intended by each of the foregoing provisions of this subsection 6.2(a)(iv) that Trustee may, after any request or direction by Mortgagee, sell any items constituting a part of the Mortgaged Properties, either all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Properties separately from the remainder of the Mortgaged Properties. If the proceeds of such sale or sales of less than the whole of such Mortgaged Properties shall be less than the aggregate of the Obligations and the expense of enforcing the trust created by this instrument, the liens of this instrument shall remain in full force and effect as to the unsold portion of the Mortgaged Properties just as though no sale or sales of less than the whole of the Mortgaged Properties had occurred, but Mortgagee shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Properties.

In the event any questions should be raised as to the regularity or validity of any sale hereunder, Trustee shall have the right and is hereby authorized to make resale of said property so as to remove any questions or doubt as to the regularity or validity of the previous sale, and as many resales may be made as may be appropriate. It is agreed that, in any deed or deeds given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Mortgagee, or as to the occurrence or existence of any default, or as to the request to sell, notice of sale, time, place, terms, and manner of sale, and receipt, distribution, and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, as to any other act or thing having been duly done by Mortgagee or by Trustee, shall be taken by all courts of competent jurisdiction as prima facie evidence that the said statements or recitals are true and correct and are without further question to be so accepted, and Mortgagor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

In the event of the resignation or death of Trustee, or his failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Mortgagee, without cause, Mortgagee may appoint, in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers, and trusts herein granted to and vested in Trustee. Such substitution shall be made by recording notice of the substitution, acknowledged by Mortgagee, in the office of the county clerk of each county in which all or any part to the Mortgaged Properties are situated at the time of the substitution. Additionally, Mortgagee shall give written notice to Mortgagor, Trustee, and the substitute trustee. If Mortgagee is a banking association or a corporation, such appointment may be made on behalf of such Mortgagee by any person who is then the president, or any vice-president, or the cashier or secretary, or any other authorized officer or agent of Mortgagee. In the event of the resignation or death of any such substitute trustee, or his failure, refusal, or inability to make such sale or perform such trusts, or, at the option of Mortgagee, without cause, Mortgagee may appoint successive substitute trustees from time to time in the same manner. Wherever herein the word “Trustee” is used, the same shall mean the person who is the duly appointed trustee or substitute trustee hereunder at the time in question.

(v) Mortgagee may, or Trustee may upon written request of Mortgagee, in lieu of or in addition to exercising the power of sale provided for in subsection 6.2(a)(iv) hereof, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligations in accordance with the terms hereof, of the Note and of the Security Documents evidencing it, to foreclose the Liens and this instrument as against all or any part of the Mortgaged Properties, and to have all or any part of the Mortgaged Properties sold under the judgment or decree of a court of competent jurisdiction.

(vi) To the extent permitted by applicable law, Mortgagee, as a matter of right and without regard to the sufficiency of the Mortgaged Properties, and without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Properties, or any part thereof, and of the income, royalties, revenues, bonuses, production payments, delay rentals, benefits, rents, issues, and profits thereof. Mortgagor hereby consents to the appointment of such receiver or receivers, agrees not to oppose any application therefor by Trustee or Mortgagee and agrees that such appointment shall in no manner affect the rights of Mortgagee under Article III hereof.

(vii) Entry Upon Mortgaged Properties; Personal Property.

(A) Mortgagee may (without notification, if permitted by applicable law) enter upon the Mortgaged Properties, take possession of the Mortgaged Properties, and remove the Collateral, as hereinafter defined, or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Mortgagee, take possession of any Collateral located on or in the Mortgaged Properties which is not a part of the Mortgaged Properties, and hold or store such property at Mortgagor’s expense. If necessary to obtain the possession provided for in this subsection 6.2(a)(vii), Mortgagee or Trustee may undertake any and all remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer and restitution.

(B) Mortgagee may require Mortgagor to assemble the Collateral and any other items of the Mortgaged Properties, or any part thereof, and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to Mortgagor and Mortgagee.

(C) Mortgagee may retain the Collateral and any other items of the Mortgaged Properties, or any part thereof, in satisfaction of the Obligations whenever the circumstances are such that Mortgagee is entitled to do so under the New Mexico UCC.

(D) Mortgagee may buy any items of the Mortgaged Properties, or any part thereof, at any private disposition if the Mortgaged Properties, or the part thereof, being disposed of, is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations.

(b) Mortgagee as Purchaser of Mortgaged Properties. If Mortgagee is the purchaser of the Mortgaged Properties, or any part thereof, at any sale thereof, whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure of the liens hereof, or otherwise, Mortgagee shall, upon any such purchase, acquire good and marketable title to the Mortgaged Properties so purchased, free of the liens of these presents.

(c) Possession by Purchaser of Mortgaged Properties. In case the liens hereof shall be foreclosed by Trustee’s sale, or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to such purchaser’s ownership, immediate possession of the Mortgaged Properties, or any part thereof sold to such purchaser, and, subsequent to foreclosure, Mortgagor shall be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments, contracts, and other intangible property covered by this instrument, Mortgagor shall be considered a tenant at sufferance of the purchaser at the foreclosure sale, and any person occupying the Mortgaged Properties, or portion thereof so sold, after demand has been made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived. This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

(d) Partial Release; Other Security. Any part of the Mortgaged Properties may be released by Mortgagee without affecting, subordinating, or releasing the lien, security interest, and assignment hereof against the remainder of the Mortgaged Properties. The lien, security interest, and other rights granted hereby shall not affect or be affected by any other security taken for the Obligations or any part thereof. The taking of additional security or the rearrangement, extension, or renewal of the Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby or affect the liability of any endorser, guarantor, or surety or improve the right of any permitted junior lienholder; and this instrument, as well as any instrument given to secure any rearrangement, renewal, or extension of the Obligations secured hereby, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Properties not expressly released until the Obligations is completely paid.

(e) Application of Proceeds. The proceeds of any sale of, and the proceeds and other income generated by the holding, leasing, operating, or other use of the Mortgaged Properties shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority: (i) first, to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Properties and of holding, using, leasing, maintaining, repairing, improving, and selling the same, including, without limitation, (A) Trustee’s fees and receiver’s fees, (B) costs of advertisement, (C) attorneys’ and accountants’ fees, (D) court costs, and (E) at Mortgagee’s option, payment of any and all impositions and prior liens, security interests, or other rights, titles, or interests on the Mortgaged Properties (without in any way implying Mortgagee’s prior consent to the creation thereof or any obligation on the part of Mortgagee to discharge the same); (ii) second, to the payment of all amounts, other than the principal amount and accrued but unpaid interest, which may be due to Mortgagee under the Credit Agreement, the Note or the Security Documents, together with interest thereon as provided in any such document; (iii) third, to the payment of all accrued but unpaid interest due on the Note; (iv) fourth, to the payment of the principal amount outstanding on the Note in inverse order of maturity; (v) fifth, to the payment of any Obligations or obligation secured by a subordinate agreement or security interest on the Mortgaged Properties; and (vi) sixth, to Mortgagor. Mortgagor and any other party liable on the Obligations and the Obligations shall be liable for any deficiency remaining in the Obligations and Obligations subsequent to the sale referenced in this subsection 6.2(e).

(f) Suit to Collect or Foreclose. In the event a foreclosure hereunder should be commenced by Trustee in accordance with subsection 6.2(a)(iv), Mortgagee may at any time before the sale direct Trustee to abandon the sale, and may then institute suit for the collection of the Obligations, or for the foreclosure of the liens hereof. If Mortgagee should institute a suit for the collection of the Obligations, or for a foreclosure of the liens hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee to sell the Mortgaged Properties, or any part thereof, in accordance with the provisions of this instrument.

(g) Waiver of Appraisement; Redemption Period. To the full extent Mortgagor may lawfully do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force, in order to prevent or hinder the enforcement of this instrument or the absolute sale of the Mortgaged Properties, or any part thereof, or the possession thereof by any purchaser at any such sale, but Mortgagor, insofar as Mortgagor now or hereafter may lawfully do so, hereby waives the benefit of all such laws; provided that the appraisement of any of the Mortgaged Properties is hereby expressly waived or not waived at the option of Trustee or Mortgagee, such option to be exercised prior to or at the time judgment is rendered in any foreclosure of this instrument.

Furthermore, the Mortgagor expressly waives and relinquishes all laws now existing and hereafter enacted providing for any creation or extension of a period of redemption from any sale hereunder or any extension of time for the enforcement of the collection of the Obligations. Mortgagor and Mortgagee agree that there shall be no period of redemption for any sale of Mortgaged Properties pursuant to the power of sale granted in subsection 6.2(a)(iv). To the extent applicable law prescribes, and Mortgagor is unable pursuant to such Law to waive and relinquish, a right of redemption, Mortgagor and Mortgagee agree that any such prescribed period of redemption will be the shortest period allowed by such law. Specifically, Mortgagor and Mortgagee, pursuant to Section 39-5-19 of the New Mexico Statutes Annotated 1978, agree that the period of redemption after any judicial foreclosure sale shall be one (1) month in lieu of nine (9) months.

(h) Other Rights of Mortgagee; Rights Cumulative. Mortgagee shall have and may exercise any and all other rights which Mortgagee may have under the New Mexico UCC, by virtue of the Security Documents, at law, in equity or otherwise. All rights available to Mortgagee and Trustee hereunder are cumulative of and in addition to all of the rights granted to Mortgagee at Law or in equity, or under the Security Documents.

(i) Easements or Contracts Violative of Mortgage. The purchaser at any Trustee’s or foreclosure sale hereunder may disaffirm any easement granted or rental, lease, or other contract made in violation of any provision of this instrument and may take immediate possession of the Mortgaged Properties free from, and despite the terms of, such grant of easement or rental, lease, or other contract.

ARTICLE VII.

Security Agreement

7.1 Without limiting any of the provisions of this instrument, Mortgagor (referred to in this Article as “Debtor”, whether one or more), expressly GRANTS unto the Mortgagee (referred to in this Article as “Secured Party”, whether one or more), a security interest in all the Mortgaged Properties hereinabove described (including both those now and those hereafter existing) to the full extent that such properties may be subject to the Uniform Commercial Code of the state or states where such properties are situated. The security interest granted hereby also covers and includes all contract rights, equipment, inventory, general intangibles and accounts with respect to said properties and all products and proceeds of said properties (said properties, contract rights, equipment, inventory, general intangibles, accounts, products and proceeds thereof being hereinafter collectively referred to as the “Collateral” for the purposes of this paragraph). Debtor covenants and with Secured Party that:

(a) In addition to and cumulative of any other remedies granted in this instrument to Secured Party or the Trustee, Secured Party may, in event of default, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party after default under said Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and legal expenses thereby incurred by Secured Party, and toward payment of the Secured Indebtedness in such order or manner as Secured Party may elect.

(b) Upon a default, Secured Party shall have the right (without limitation, subject to said Uniform Commercial Code) to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned, and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized.

(c) To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at the address shown with debtor’s signature hereinbelow at least ten days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(d) Secured Party is expressly granted the right to receive the monies, income, proceeds or benefits attributable or accruing to the Collateral and to hold the same as security for the Secured Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Secured Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshaling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(e) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed to have been performed or to have occurred.

(f) Upon acceleration of the Secured Indebtedness, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys’ fees, legal expenses and costs, shall be added to the indebtedness secured by this instrument, and Debtor shall be liable therefor.

(g) Should Secured Party elect to exercise its right under said Uniform Commercial Code as to part of the personal property and fixtures described herein, this election shall not preclude Secured Party from exercising the rights and remedies granted by the preceding paragraphs of this instrument as to the remaining personal property and fixtures.

(h) Secured Party may, at its election, at any time after delivery of this instrument, sign one or more copies hereof in order that such copies may be used as a financing statement under said Uniform Commercial Code. Such signature by Secured Party may be placed between the last sentence of this instrument and the Debtor’s acknowledgment or may follow the Debtor’s acknowledgment. Secured Party’s signature need not be acknowledged and is not necessary to the effectiveness hereof as a deed of trust, mortgage, assignment, pledge or security agreement.

7.2 (a) Any copy of this instrument which is signed by both Debtor and Secured Party may also serve as a financing statement under said Uniform Commercial Code between the Debtor, whose address is designated with its signature, and the SECURED PARTY, WHOSE ADDRESS IS SET FORTH ON THE COVER PAGE HEREOF.

(b) So long as any amount remains unpaid on the Secured Indebtedness, Debtor will not execute and there will not be filed in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

(c) Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements, and at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements pursuant to said Uniform Commercial Code in form satisfactory to Secured Party, and will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

(d) The offices where the records of Debtor with respect to the Collateral and the Mortgaged Properties are kept is located at the address shown opposite the signature of Debtor to this Mortgage and/or 303 West Main Street, Artesia, New Mexico, 88210-2133, and Debtor agrees that the place at which such records are kept will not be changed without the prior written consent of the Mortgagee.

Debtor further warrants and represents to Secured Party that, except for the security interest granted hereby in the Collateral and other claims previously disclosed in writing to Secured Party, Debtor is the owner of the Collateral, free of any adverse claim, security interest or encumbrance, and Debtor agrees to defend the Collateral against all claims and demands of any person at any time claiming the same or any interest therein. Debtor further warrants and represents that it has not heretofore signed any financing statement and no financing statement signed by Debtor is now on file in any public office except those statements true and correct copies of which have been delivered to Secured Party.

ARTICLE VIII.
Concerning the Trustee

8.1 The Trustee may resign by an instrument in writing addressed to the Mortgagee. The Trustee or any successor or substitute Trustee may be removed at any time with or without cause by an instrument in writing executed by the Mortgagee and such power of removal may be exercised as frequently and at such times as the Mortgagee may elect. In case of the absence, death, resignation or removal of the Trustee, or the inability, failure, or refusal of the Trustee to act, a successor or substitute Trustee may be appointed by the Mortgagee by instrument complying with any applicable requirements of law, and in the absence of any such requirement, without other formality than appointment and designation in writing executed by the Mortgagee. Such right to appoint a substitute Trustee shall exist and may be exercised as often and whenever the Mortgagee may elect. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein required, and upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Mortgaged Properties shall vest in the named successor Trustee and he shall thereupon succeed to, hold, possess and exercise all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor appointed and designated as herein provided) from time to time acting hereunder.

If no successor Trustee shall have been appointed as contemplated by the foregoing provisions in this Section, or if appointed shall not have accepted the appointment, within thirty (30) days after the occurrence of a vacancy in the office of the Trustee, the Mortgagee or such retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee or Trustees.

8.2 Any Trustee from time to time serving hereunder shall have the absolute right, acting independently, to take any action and to exercise any right, remedy, power or privilege conferred upon the Trustee, and any action taken by any Trustee from time to time serving hereunder shall be binding upon all other Trustees and no person dealing with any Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such Trustee to act without the concurrence of the other Trustees.

8.3 The Trustee shall not be required to take any action for the enforcement of this instrument or the exercise of any rights or remedies hereunder or to appear in or defend any action, suit or other proceeding in connection therewith, where, in the opinion of the Trustee, such action will be likely to involve him in expense or liability, unless the Trustee be tendered security and indemnity satisfactory to him, against cost, expense or liability in connection therewith.

8.4 It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this instrument or any other instrument supplemental hereto, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Properties or against Mortgagor or to see to the performance or observance by Mortgagor of any of the covenants or agreements herein contained. The Trustee shall not be responsible for the execution, acknowledgment or validity of this instrument or of any instrument supplemental hereto or of the Note, or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the holder of the Note. The Trustee shall have the right to consult with counsel upon any matters arising hereunder, and shall be fully protected in relying as to legal matters on the advice of the counsel. The Trustee shall not incur any personal liability hereunder except for his own gross negligence or willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

ARTICLE IX.
Miscellaneous

9.1 This instrument is a deed of trust and mortgage of both real and personal property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.

9.2 All options and rights of election herein provided for the benefit of the Mortgagee are continuing, and the failure to exercise any such option or right of election upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any indebtedness secured hereby after its due date, the Mortgagee does not waive the right either to require prompt payment when due of all other sums so secured or to regard as a default failure to pay any other sums due which are secured hereby. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at time and from time to time.

9.3 No release of any part of the Mortgaged Properties shall in anywise alter, vary or diminish the force, effect or lien of this instrument on the balance of Mortgaged Properties.

9.4 Any provision contained herein or in the Note or in any other instrument evidencing or relating to any Secured Indebtedness to the contrary notwithstanding, neither Mortgagee nor any Mortgagee nor the holder of any other Secured Indebtedness shall be entitled to receive or collect, nor shall Mortgagor be obligated to pay, interest on any of the Secured Indebtedness in excess of the maximum rate of interest permitted by applicable law, and if any provision of the Note or of any other such instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this section shall control and shall override any contrary or inconsistent provision of the Note or other instrument.

9.5 Any notice, request, demand or other instrument which may be required or permitted to be given or furnished to or served upon Mortgagor shall be addressed to it at its address set forth below, or such other address as Mortgagor may furnish to the Trustee or the Mortgagee in writing. Notices to the Trustee and the Mortgagee shall be deemed to have been properly given if delivered in like fashion to them at THE ADDRESS SET FORTH ON THE COVER PAGE HEREOF, or at such other address as the Trustee or the Mortgagee may furnish to Mortgagor in writing.

9.6 Renewals and extensions of the Secured Indebtedness may be given at any time and amendments may be made to this Mortgage and other agreements relating to any of the Secured Indebtedness or the Mortgaged Properties and/or such properties may at any time be released or partially released and/or the Mortgagee may take or hold other security for the Secured Indebtedness without notice to or joinder or consent of any persons hereafter acquiring any interest in the Mortgaged Properties. The Trustee or the Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first lien upon all of the Mortgaged Properties not expressly released until the Secured Indebtedness is fully paid.

9.7 If any provision hereof or of the Credit Agreement or the Note is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Note shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee, Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

9.8 Mortgagee and Trustee shall at all times have the right to assign and/or transfer any and all of their rights and privileged under this Mortgage. All of the terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor and Mortgagee, and shall inure to the benefit of the Trustee and the Mortgagee, and Mortgagor’s covenants shall constitute covenants running with the lands covered by the Mortgaged Properties, but this provision shall not be construed to authorize any sale or other disposition of the Mortgaged Properties contrary to any other provisions hereof.

9.9 The Mortgage may be executed in multiple counterparts, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Mortgagee or Trustee to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts. The counterpart recorded in a particular jurisdiction may have attached to it only the division or subdivisions of the exhibit that contain descriptions of Mortgaged Properties located in such jurisdiction. Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

9.10 The term “Mortgagor” herein used shall mean and include the corporation executing this instrument, and its successors in interest in the Mortgaged Properties.

9.11 This Mortgage shall be governed by and construed and interpreted under the laws of the State of New Mexico (without giving effect to conflicts of laws principles), except to the extent that the laws of the State where the Mortgaged Properties are located shall be mandatorily applicable.

9.12 To the extent that Section 57-7-1 NMSA 1978 may be applicable to this Mortgage, any indemnity agreement of Mortgagor contained herein shall not extend to liability, claims, damages, losses, or expenses, including attorney’s fees, arising out of: (a) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specifications by the indemnitee; or (b) the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily harm to persons or damage to property.

THIS WRITTEN AGREEMENT AND THE OTHER SECURITY DOCUMENTS DESCRIBED IN THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their duly authorized undersigned officers as of the date set forth in the acknowledgments below, but effective as of March 31, 2006.

“MORTGAGOR”

ADDRESS OF MORTGAGOR: 405 N. Marienfeld, Suite 200 Midland, TX 79701	UHC NEW MEXICO CORPORATION

	By:	/s/ C. Scott Wilson
C. Scott Wilson
Chief Executive Officer and President

This Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement is executed by the undersigned solely for the purpose of acknowledging and accepting the benefits conferred on Mortgagee and to evidence its agreement with the covenants of Mortgagee set forth herein.

“MORTGAGEE”

STERLING BANK, a Texas state chartered banking institution

By:	/s/ Daniel G. Steele
Daniel G. Steele
Senior Vice President

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on June 15, 2006, by C. Scott Wilson, Chief Executive Officer and President of UHC New Mexico Corporation, a New Mexico corporation, on behalf of said corporation.

(Seal)	/s/ Rhonda Muschalik
Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on June 16, 2006, by Daniel G. Steele, Senior Vice President, of Sterling Bank, a Texas state chartered banking institution, on behalf of said banking institution.

(Seal)	/s/ Rhonda Muschalik
Notary Public, State of Texas

EXHIBIT A

ATTACHED TO AND FORMING A PART OF THE
DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

PART I

PREAMBLE

This Exhibit A contains this Preamble and the specific description of the “Leases” comprising a portion of the “Mortgaged Properties”, as those terms are defined in the Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (the “Mortgage”) to which this Exhibit A is attached.

Divisions. This Exhibit A may be composed of several divisions and subdivisions--at least one for each state and county or parish in each state in which any part of the Mortgaged Properties are located in more than one county, the division hereof containing the description of such oil, gas and mineral lease will generally include the relevant portion of each of the counties in which any part of such oil, gas and mineral lease is located. Counties containing portions of such multi-county leases may therefore be covered by more than one division of this Exhibit A. Each subdivision is in turn composed of further subdivisions--each one covering one or more of the oil, gas and mineral leases included among the Mortgaged Properties.

Counterparts. The Mortgage may be executed in multiple counterparts, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Mortgagee or Trustee to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts. The counterpart recorded in a particular county or parish may have attached to it only the division or subdivisions of this exhibit that contain descriptions of Mortgaged Properties located in such county or parish. Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

Definitions. For all purposes of this Exhibit A unless the context otherwise requires, the hereinafter-identified terms have the following meanings:

“Net Revenue Interest” or “NRI” means (i) with respect to a Unit for which a Net Revenue Interest is stated, that interest in the applicable Hydrocarbons (as defined in the Mortgage) produced, saved and sold from such unitized area which is afforded to Mortgagor by virtue of its ownership of the Leases included in whole or in part in such area after deducting all burdens against the production therefrom, and (ii) with respect to a Well for which a Net Revenue Interest is stated, that interest in the applicable hydrocarbons produced, saved and sold from the Well which is afforded to Mortgagor by virtue of its ownership of the Lease (hereinafter defined) on which such Well is located after deducting all burdens against the production therefrom.

“Working Interest” or “WI” means (i) with respect to a Unit for which a Working Interest is stated, Mortgagor’s share of the costs of operations conducted thereon, and (ii) with respect to a Well for which an Working Interest is stated, Mortgagor’s share of costs of the operation thereof.

“Overriding Royalty Interest” means (i) with respect to a Unit for which an Overriding Royalty Interest is stated, that interest in the applicable Hydrocarbons (as defined in the Mortgage) produced, saved, and sold from such unitized area which is afforded to Mortgagor by virtue of its ownership of such expense-free interest in the Leases included in whole or in part in such area after deducting landowner royalties and any other burdens to which such interest may be subject, and (ii) with respect to a Well for which an Overriding Royalty Interest is stated, that interest in the applicable Hydrocarbons produced, saved and sold from the Well which is afforded to Mortgagor by virtue of its ownership of such expense-free interest in the Lease (hereinafter defined) on which such Well is located after deducting landowner royalties and any other burdens to which such interest may be subject.

“Well” means a well producing or capable of producing oil and/or gas that is described or referred to in this Exhibit A.

“Unit” means a unit, pool, or communitized area described or referred to in this Exhibit A.

“After Payout” or “APO” specifies the Net Revenue Interest and the Working Interest of Mortgagor after the occurrence of a particular event, such as payout of certain costs with respect to a Well or Wells, as described in a Lease, assignment or assignments thereof, or one or more of the agreements to which the affected property is subject as shown in this Exhibit A.

“Before Payout” or “BPO” specifies the Net Revenue Interest and the Working Interest of Mortgagor before the occurrence of a particular event, such as payout of certain costs with respect to a Well or Wells, as described in a Lease, assignment or assignments thereof, or one or more of the agreements to which the affected property is subject as shown in this Exhibit A.

“Permitted Encumbrances” shall mean (i) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by Mortgagor of any of the Mortgaged Properties in the normal course of business as presently conducted, or (b) materially impair the value thereof for such Mortgaged Properties, (ii) all interests in the Mortgaged Properties securing obligations owed to, or claimed by, any Person other than Mortgagee, whether such interest is based on the common law, statute or contract, and whether such interest includes liens or security interests arising by virtue of mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes, so long as each said interest has been expressly consented to by Mortgagee in writing, (iii) liens of landlords, vendors, carriers, warehousemen, mechanics, laborers, operators, joint interest owners, taxing and other governmental authorities, materialmen and other similar liens arising by law, or otherwise arising in the ordinary course of business, in each case, for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, (iv) the second liens created under the Subordinated Security Documents (as defined in and subject to the Subordination Agreement between BaseLine Capital, Inc. and Mortgagor dated of even date herewith) and (v) specific exceptions and encumbrances affecting each of the Mortgaged Properties as described in this Exhibit INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to said exception and encumbrance.

Format of Description. The format of the description is as follows:

With respect to each Lease, the description includes the Lease, the date, the Lessor, the Lessee, the recording information, the governmental or state serial number assigned to the lease (if applicable), and a description of the lands covered by the Lease. If the recorded instrument is a short form of memorandum of a Lease, the term “Lease” shall be deemed to include all of the terms and provisions of the Lease referred to in such short form or memorandum. Certain property descriptions are in abbreviated to Sections, Townships, and Ranges. In such descriptions, the following terms may be abbreviated as follows:

Northwest Quarter--NW, NW/4, or NW/4;
Southwest Quarter--SW, SW/4, or SW/4;
Southeast Quarter--SE, SE/4, or SE/4;
Northeast Quarter--NE, NE/4, or NE/4;
North Half--N/2 or N/2;
South Half--S/2 or S/2;
East Half--E/2 or E/2;
West Half--W/2 or W/2;

The applicable Section, Township, and Range may be identified by a series of three numbers, each separated by a dash, with the first number being the Section number, the second number being the Township number, and the third number being the Range number. The Township and Range numbers are followed by an N, S, E, or W to indicate whether the Township or Range is North, South, East, or West, respectively; e.g., T-2S, R-3W. Certain descriptions merely refer to the subdivision or survey in which the property is located in whole or in part. In such cases, the recorded Leases and any amendments thereof and any other recorded instruments affecting Mortgagor’s title more particularly describe the land within such subdivision or survey in which Mortgagor owns an interest, and the descriptions contained in such instruments are incorporated herein by this reference. In the case of certain federal and state leases, the interests set forth may be in the nature of either record, title or operating rights. The land description does not necessarily signify that Mortgagor owns the entire interest in such Lease as to all of such Land or as to all depth intervals. The statement of an Working Interest and a Net Revenue Interest for a Well or Unit does not necessarily signify that Mortgagor owns the same applicable Lease or leases as to the areas or depth intervals not attributable to the Well or Unit.

The statement of a Working Interest and a Net Revenue Interest with respect to a Well or Wells signifies that Mortgagor owns that Working Interest and Net Revenue Interest in the Well or Wells with respect to the intervals in which the Well or Wells are currently completed, and excludes a unitized area or formation, if any, included within a Unit which is also described in this Exhibit A.

Each Well or Unit with respect to which the Working Interest and Net Revenue Interest of Mortgagor is stated is described as follows: (i) each well is described by reference to the Well name given to the Well in Mortgagor’s records, which may or may not be the name stated in the records of the applicable state or federal regulatory authority, and (ii) each Unit is described by the name by which such Unit is referred to in Mortgagor’s records, which may or may not be the name used (if a name is used) in the instrument creating such Unit.

The matters to which any Lease, Well or Unit described in this Exhibit A are stated to be subject within a given Prospect may burden any Lease, Well, or Unit described in this Exhibit within the same Prospect.